CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL
Exhibit 10.1
EXECUTION COPY
ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is hereby entered into on July 9, 2024 (the “Effective Date”), by and between Link (assignment for the benefit of creditors), LLC, a California limited liability company (the “Seller”), in its sole and limited capacity as assignee for the benefit of creditors of Link Immunotherapeutics, Inc., with its principal office located at 3945 Freedom Circle, Suite 560, Santa Clara, California 95054, United States, and Context Therapeutics Inc., a Delaware corporation (the “Buyer”), with its principal office located at 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103.

RECITALS

A.    By resolution of the board of directors (the “Board”) of Link Immunotherapeutics, Inc., a Delaware corporation (the “Assignor”), as memorialized in Assignor’s duly executed board resolution, Assignor has transferred ownership of all of its right, title and interest in and to all of its tangible and intangible assets (the “Assets”) to Seller, and, in so doing, has also designated Seller to act, pursuant to California law, as the assignee for the benefit of creditors of Assignor. The General Assignment agreement (the “General Assignment”) between Assignor and Seller, as assignee, is attached hereto as Exhibit 1.

B.    Seller and Buyer have identified a subset of the Assets that Buyer desires to purchase from Seller (the “Purchased Assets”). The Purchased Assets are defined in Section 1.2 below. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Purchased Assets, on the terms and conditions set forth in this Agreement.

C.    After consummation of the Closing contemplated under this Agreement, Seller intends to sell or otherwise liquidate any and all remaining non-cash Assets that are not Purchased Assets and will undertake the winding down of Assignor’s assignment estate, which shall ultimately include, but shall not be limited to, the distribution to Assignor’s creditors of the assignment estate’s net funds remaining after payment of all fees and costs associated with the liquidation of the assignment estate.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

1.    PURCHASE AND SALE OF THE PURCHASED ASSETS.

    1.1    Agreement to Sell and Purchase the Purchased Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller hereby agrees to sell, assign, transfer and convey to Buyer at the Closing (as defined in Section 2.2 below), and Buyer hereby agrees to purchase and acquire from Seller at the Closing, all of Seller’s right, title and interest in and to all of the Purchased Assets free and clear of all known pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements of any nature whatsoever (collectively, “Encumbrances”). The Purchased Assets will be sold, assigned, transferred and conveyed to Buyer (subject to Section 1.3) on the

Closing Date on an “AS IS” and “WHERE IS” basis, with no representations or warranties other than those specifically set forth below.

    1.2    Purchased Assets Defined. As used in this Agreement, the term “Purchased Assets” means, collectively, Seller’s right, title and interest in and to the assets listed in Exhibit 1.2 attached hereto and includes all intellectual property rights related to Seller’s bispecific LNK101 drug development program (“LNK101”), all related governmental approvals and drug inventories and any other assets owned by Seller used or useful in the development of LNK101, provided, however, that the Purchased Assets specifically do not, under any circumstances, include any of Seller’s or Assignor’s (i) cash, (ii) accounts receivable, (iii) claims for preference or fraudulent conveyance recoveries under applicable law or any other litigation recoveries, (iv) state or federal tax refunds, (v) insurance refunds or recoveries, (vi) utility or leasehold security deposits, (vii) all corporate governance and human resource documents and business books and records (other than books and records relating to the ownership and operation of the Purchased Assets and conduct of LNK101 development program), or (viii) any of the “Excluded Assets” (defined below). Each party shall promptly execute and deliver to the other party any and all such further assignments, endorsements and other documents as such party may reasonably request for the purpose of effectuating the terms and conditions of this Section.

For the avoidance of doubt, it is the intent of the parties hereto that none of the Excluded Assets shall be transferred to Buyer. For purposes of this Agreement, the term “Excluded Assets” means any and all properties, rights, contracts, claims or other assets other than those specifically listed or described in Exhibit 1.2 or Schedule 3.1 hereto. For the avoidance of doubt, the [***] Agreement dated [***], between [***] and Link Immunotherapeutics, Inc., [***], is an Excluded Asset.

    1.3    Asset Transfer; Passage of Title; Delivery.

    (a)    Title Passage. Except as otherwise provided in this Section, upon the Closing, (i) title to all of the Purchased Assets shall pass to Buyer; (ii) Seller shall make available to Buyer possession of all of the Purchased Assets as provided in subsection 1.3(b); and (iii) upon Buyer’s request, Seller shall execute assignments, conveyances and/or bills of sale reasonably requested to convey to Buyer title to all of the Purchased Assets free and clear of all known Encumbrances, in accordance with Section 1.1 of this Agreement, as well as such other instruments of conveyance as Buyer may reasonably deem necessary to effect or evidence the transfers contemplated hereby.

(b)Delivery of Purchased Assets. On the Closing Date (as defined in Section 2.2), Seller shall make available to Buyer possession of the Purchased Assets, provided, however, that the expenses of retrieving, removing and transferring the Purchased Assets shall be borne exclusively by Buyer, and provided further that in the event that any of the Purchased Assets are located outside of the physical control of Seller, such as in warehouses or foreign locations controlled by third parties, Seller is not making any representation or warranty to Buyer as to the quantities of Purchased Assets under the control of such third parties or the accessibility of such Purchased Assets; provided, however, that nothing herein shall limit Seller’s obligation
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to attempt to take such reasonable actions requested by Buyer as are reasonably requested by Buyer or necessary to help facilitate Buyer’s access to such Purchased Assets, with Buyer having the obligation to pay Seller for any significant additional expenses incurred by Seller on account of Seller taking such additional actions.

(c)Retention of Documents. As assignee, Seller is responsible for maintaining business records during the assignment process and, among other things, will prepare and file final tax returns. To the extent Buyer requires business records of Assignor that Seller has retained to administer the assignment estate, Buyer shall, at its own expense, arrange to obtain copies of such records from Seller and Seller shall reasonably cooperate with Buyer regarding the foregoing.

2.    PURCHASE PRICE; PAYMENTS.

    2.1    Purchase Price. In consideration of the sale, transfer, conveyance and assignment of all of the Purchased Assets to Buyer at the Closing, Buyer shall, as of the Closing, assume only those liabilities, if any, expressly set forth as Assumed Liabilities in Section 3.1 of this Agreement and shall pay by wire transfer to Seller at the Closing the sum of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) (the “Purchase Price”).

    2.2    Closing. The consummation of the purchase and sale of the Purchased Assets contemplated hereby will take place at a closing to be held at the offices of Seller (the “Closing”), on July 9, 2024 (the “Closing Date”), or at such other time or date, and at such place, or by such other means of exchanging documents, as may be agreed to by Buyer and Seller. If the Closing does not occur on or prior to July 10, 2024, or such later date upon which Buyer and Seller agree in writing, this Agreement shall terminate upon written notice of termination given by either party hereto that is not in default of its obligations hereunder, and thereupon this Agreement shall become null and void and no party hereto will have any further rights or obligations hereunder, except that Section 6.1 shall survive such termination.

3.    OBLIGATIONS ASSUMED.

    3.1    Liabilities. Buyer agrees, upon consummation of, and effective as of, the Closing, to assume and be responsible to discharge when due those (and only those) obligations of Seller and of Assignor under contracts of Assignor listed in Schedule 3.1 (collectively, the “Assumed Liabilities”) that are effectively assigned to and assumed by Buyer.

    3.2    Liabilities and Obligations Not Assumed. Except as expressly set forth in Section 3.1 above, Buyer shall not assume or become obligated in any way to pay or perform any liabilities, debts or obligations of Seller or of Assignor whatsoever, including, but not limited to, any liabilities or obligations now or hereafter arising from Assignor’s business activities that took place prior to the Closing or any liabilities arising out of or connected to the liquidation and winding down of Assignor’s business. All liabilities, debts and obligations of Seller and of Assignor not expressly assumed by Buyer hereunder are hereinafter referred to as the “Excluded Liabilities.”

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    3.3    No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties to this Agreement. The assumption by Buyer of any liabilities or obligations of Seller under Section 3.1 shall in no way expand the rights or remedies of third parties against Buyer as compared to the rights and remedies such parties would have against Seller if the Closing was not consummated.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER.

    Buyer hereby represents and warrants to Seller that all the following statements are true, accurate and correct:

    4.1    Due Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Buyer has all necessary power and authority to enter into this Agreement and to execute and deliver all other documents that Buyer is required to execute and deliver hereunder, and Buyer holds or will timely hold all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefore.

    4.2    Power and Authority; No Default. Buyer has all requisite power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement, and the consummation of all the transactions contemplated hereby, have been duly and validly authorized by Buyer. This Agreement, when signed and delivered by Buyer, will be duly and validly executed and delivered and will be the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and relief of debtors, and rules and laws governing specific performance, injunctions, relief and other equitable remedies.

    4.3    Authorization for this Agreement. To Buyer’s knowledge, except for the requirement to notify the Federal Drug Administration of the IND assignment, no authorization, approval, consent of, or filing with any governmental body, department, bureau, agency, public board, authority or other third party is required for the consummation by Buyer of the transactions contemplated by this Agreement.

    4.4    Litigation. To the best of Buyer’s knowledge, there is no litigation, suit, action, arbitration, inquiry, investigation or proceeding pending or, to the knowledge of Buyer, threatened, before any court, agency or other governmental body against Buyer (or any corporation or entity affiliated with Buyer) which seeks to enjoin or prohibit or otherwise prevent the transactions contemplated hereby.

    4.5    Funding. Buyer currently has available to it, and will have available to it at the Closing, sufficient funds to pay the Purchase Price to Seller at the Closing. Buyer’s ability to perform its financial obligations under this Agreement is therefore not subject to any financing contingency.
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5.    REPRESENTATIONS AND WARRANTIES OF SELLER.

    Seller represents and warrants to Buyer that all of the following statements are true, accurate and correct:

    5.1    Corporate Organization. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California.

    5.2    Power and Authority; No Default Upon Transfer. As assignee, Seller has all requisite power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and under the General Assignment. The signing, delivery and performance by Seller of this Agreement, and the consummation of all of the transactions contemplated hereby, have been duly and validly authorized by Seller. To the best of Seller’s knowledge, the General Assignment was duly authorized by Assignor’s Board and is a valid agreement binding on the Assignor and Seller. This Agreement, when signed and delivered by Seller, will be duly and validly executed and delivered and will constitute a valid and binding obligation of Seller (including to convey the Purchased Assets to Buyer), enforceable against Seller, as assignee, in accordance with its terms as governed by applicable law, regulations and rules. Neither the signing and delivery of this Agreement by Seller, nor the performance by Seller of its obligations under this Agreement, will (i) violate Seller’s Articles of Organization or Operating Agreement, or (ii) to the best of Seller’s knowledge, violate any law, statute, rule or regulation or order, judgment, injunction or decree of any court, administrative agency or government body applicable to Seller.

    5.3    Title. To the best of Seller’s knowledge after reasonable inquiry, including, without limitation, competent assessment of the applicable UCC search in Assignor’s state of incorporation, Seller, as assignee, has good and marketable title to all of the Purchased Assets. This Agreement and the contemplated transaction documents will effectively transfer to Buyer good, valid and marketable title to, and ownership of, the Purchased Assets free and clear of all known Encumbrances. Seller sells, assigns, transfers and conveys the Purchased Assets to Buyer on an “AS IS” and “WHERE IS” basis, with no representations or warranties as to merchantability, fitness or use.

        (a)    AS-IS SALE; DISCLAIMERS; RELEASE. IT IS UNDERSTOOD AND AGREED THAT, UNLESS EXPRESSLY STATED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (b)    BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PURCHASED ASSETS “AS IS, WHERE IS, WITH ALL FAULTS.” BUYER HAS NOT RELIED UPON AND WILL NOT RELY ON, AND SELLER IS NOT
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LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PURCHASED ASSETS OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ITS REPRESENTATIVES TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT AS EXPRESSLY STATED HEREIN. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PURCHASED ASSETS ARE BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS.”

        (c)    BUYER ACKNOWLEDGES TO SELLER THAT BUYER WILL HAVE THE OPPORTUNITY TO CONDUCT PRIOR TO CLOSING SUCH INSPECTIONS AND INVESTIGATIONS OF THE PURCHASED ASSETS AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE PURCHASED ASSETS AND ITS ACQUISITION THEREOF. BUYER FURTHER WARRANTS AND REPRESENTS TO SELLER THAT BUYER WILL RELY SOLELY ON ITS OWN REVIEW AND OTHER INSPECTIONS AND INVESTIGATIONS IN THIS TRANSACTION AND NOT UPON THE INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT THERETO. BUYER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, LATENT OR PATENT DEFECTS, ADVERSE PHYSICAL OR OTHER ADVERSE MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER’S REVIEW AND INSPECTIONS AND INVESTIGATIONS.

        (d)    BUYER ACKNOWLEDGES THAT SOME OF THE PURCHASED ASSETS DESCRIBED IN EXHIBIT 1.2 MAY CONTAIN THIRD-PARTY INTELLECTUAL PROPERTY THAT MAY HAVE BEEN LICENSED BY ASSIGNOR OR OTHERWISE ACQUIRED BY ASSIGNOR. BUYER UNDERSTANDS THAT SELLER MAY BE UNABLE TO TRANSFER INTELLECTUAL PROPERTY BELONGING TO A THIRD-PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THAT THIRD-PARTY, WHICH CONSENT SHALL BE A CONDITION TO CLOSING UNDER THIS AGREEMENT. BUYER SHALL ACCEPT FULL RESPONSIBILITY FOR COMMUNICATING WITH ANY SUCH THIRD PARTIES WHOSE INTELLECTUAL PROPERTY IS INCLUDED IN THE PURCHASED ASSETS TRANSFERRED HEREBY. SELLER HAS ADVISED BUYER THAT SELLER SHALL NOT PAY ANY LICENSING OR OTHER FEES, COSTS, EXPENSES OR CHARGES THAT MAY BE ASSOCIATED WITH USING ANY SUCH PURCHASED ASSETS.

    5.4    Litigation. To the best of Seller’s knowledge, there is no claim, action, arbitration, inquiry, investigation, suit or proceeding pending or, to Seller’s knowledge, threatened, against Seller or Assignor that might affect in any way any of the Purchased Assets or the transactions contemplated by this Agreement, nor is Seller aware or have grounds to know of any reasonable basis therefor. To the best of Seller’s knowledge, there are no judgments,
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decrees, injunctions or orders of any court, governmental body, department, commission, agency, instrumentality or arbitrator against Seller or Assignor affecting the Purchased Assets.

    5.5    Authorization for this Agreement. To the best of Seller’s knowledge, no authorization, approval, consent of, or filing with any governmental body, department, bureau, agency, public board, authority or other third party is required for the consummation by Seller of the transactions contemplated by this Agreement.

    5.6    Assignee. All rights of Seller with regard to the ownership and possession of the Purchased Assets are rights held as assignee pursuant to the General Assignment made by Assignor. Pursuant to the General Assignment, Assignor has informed Seller that it transferred to Seller all of Assignor’s right, title and interest in and to the Purchased Assets. Pursuant to this Agreement, Seller, solely in its capacity as assignee, will at Closing sell, assign, and transfer all of its right, title and interest in and to the Purchased Assets to Buyer.

    5.7    Contracts. Seller has made available to Buyer a copy of each material contract related to LNK101 to which Assignor is a party that is in Seller’s possession.

6.    COVENANTS OF BUYER.

    6.1    Confidential Information. All copies, if any, of financial information, pricing, marketing plans, business plans, and other confidential and/or proprietary information of Assignor and/or Seller disclosed to Buyer in the course of negotiating the transactions contemplated by this Agreement, including the terms of this Agreement (“Seller Confidential Information”), will be held in confidence and not be used or disclosed by Buyer or any of its employees, affiliates or stockholders, except to any public or private lender, for a period of six (6) months from the Effective Date and will (at Buyer’s election) be promptly destroyed by Buyer or returned to Seller, upon Seller’s written request to Buyer; provided, however, that from and after the Closing, the foregoing covenant shall not be applicable to any Seller Confidential Information included in the Purchased Assets. It is agreed that Seller Confidential Information will not include information that: (a) is proven to have been known to Buyer prior to receipt of such information from Seller; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to Seller; (c) is now, or later becomes, part of the general public knowledge or literature, other than as a result of a breach of this Agreement by Buyer; or (d) is independently developed by Buyer without the use of any Seller Confidential Information.

    6.2    Press Releases and Public Announcements. Seller acknowledges that Buyer is subject to reporting obligations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of NASDAQ. Consequently, Buyer may, in its sole discretion, disclose to the public such information related to this transaction that Buyer deems necessary or appropriate.

    6.3    Taxes and any Other Charges Related to the Sale. Buyer agrees to promptly pay all sales, transfer, use or other taxes, duties, claims or charges imposed on and/or related to the sale of the Purchased Assets under this Agreement by any tax authority or other
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governmental agency and to defend, indemnify and hold Seller harmless from and against any such taxes, duties, claims, or charges for payment thereof by any tax authority or other governmental agency. Buyer agrees that it will pay to the appropriate governmental agency any sales tax resulting from the sale of the Purchased Assets under this Agreement when due. Notwithstanding the foregoing, Buyer shall not be responsible for any income tax payable by Seller to any tax authority or governmental agency resulting from the sale of the Purchased Assets under this Agreement.

    6.4    Survival of Covenants. The covenants set forth in this Section shall survive the Closing. The covenants set forth in Section 6.1 above shall, in addition, survive the termination of this Agreement for any reason.

7.    COVENANTS OF SELLER.

    Seller covenants and agrees with Buyer as follows:

    7.1    Confidential Information. All copies, if any, of financial information, pricing, marketing plans, business plans, and other confidential and/or proprietary information of Buyer disclosed to Seller in the course of negotiating the transactions contemplated by this Agreement, including the terms of this Agreement (“Buyer Confidential Information”), will be held in confidence and not be used or disclosed by Seller or any of its employees, affiliates or members for a period of (2) two years from the Effective Date and will be promptly destroyed by Seller or returned to Buyer upon Buyer’s written request to Seller. It is agreed that Buyer Confidential Information will not include information that: (a) is proven to have been known to Seller prior to receipt of such information from Buyer; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to Buyer; (c) is now, or later becomes, part of the general public knowledge or literature, other than as a result of a breach of this Agreement by Seller; or (d) is independently developed by Seller without the use of any Buyer Confidential Information. The Letter Agreement entered into by Buyer and Seller, as of [***] (the “Letter Agreement”) shall continue to apply with respect to information furnished by Buyer or its representatives until [***].

    7.2    Further Assurances. From and after the Closing Date, Seller shall promptly cooperate with Buyer and promptly sign and deliver to Buyer any and all such additional documents, instruments, endorsements and related information and take actions as Buyer may reasonably request for the purpose of effecting the transfer of Seller’s and/or Assignor’s title to the Purchased Assets to Buyer, and/or carrying out the provisions of this Agreement provided, however, that Seller shall be reimbursed for any significant costs and expenses incurred in providing such documents, instruments, endorsements or related information, which additional documents, instruments, endorsements or related information shall be prepared solely by Buyer.

    7.3    Press Releases and Public Announcements. Seller shall not issue any press release or make any public disclosure or announcement relating to the financial terms of this Agreement or identify Buyer without Buyer’s prior written approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, Seller may disclose certain information relating to this Agreement if required to do so by law or applicable governmental regulation, and
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Seller shall be permitted, at its discretion, to prepare and distribute a tombstone regarding the General Assignment and this Agreement without mentioning the identity of Buyer or the terms of this Agreement.

    7.4    Data Room Documentation. As promptly as practicable, and in any event within ten (10) business days after the Closing, Seller shall deliver to Buyer complete and correct digital copies (recorded on a USB or similar medium) of all documents and other materials made available to Buyer in the data room established by [***] for the purpose of disclosing to Buyer information, data, contracts, documents, and other materials pursuant to this Agreement related to Assignor.

    7.5    Specific Performance. Seller hereby acknowledges and agrees that (a) the covenants and other obligations set forth in this Agreement were specifically bargained for by Buyer, and (b) if Seller fails to comply with any such covenant or other obligation, then Buyer will have no adequate remedy at law, as money damages will not be an adequate remedy and Buyer will be irreparably harmed. Accordingly, Seller hereby agrees that Buyer shall be entitled to specific performance, injunctive or other equitable relief from any court of competent jurisdiction (in each case, without any requirement to post a bond or other security or to prove irreparable harm) to cause Seller to comply with its covenants or other obligations or to enforce specifically, or prevent the breach of, any other agreement set forth in this Agreement.

    7.6.    Survival of Covenants. Each of the covenants set forth in this Section 7 shall survive the Closing.

8.    CONDITIONS TO CLOSING.

    8.1    Conditions to Buyer’s Obligations. Buyer’s obligations hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Buyer may expressly waive the same in writing:

        (a)    Accuracy of Representations and Warranties on the Closing Date. The representations and warranties made herein by Seller shall be true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date, with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

        (b)    Compliance. As of the Closing Date, Seller shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on Seller and required to be performed or complied with by Seller at, or prior to, the Closing Date.

        (c)    Delivery of Purchased Assets. Seller shall have made the Purchased Assets available to Buyer as set forth in Section 1.3 above.

        (d)    Delivery of Closing Documents. Seller shall have delivered, and Buyer shall have received, the documents described in Section 9.2 hereof.

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    8.2    Conditions to Seller’s Obligations. The obligations of Seller hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Seller may expressly waive the same in writing:

        (a)    Accuracy of Representations and Warranties on Closing Date. The representations and warranties made herein by Buyer shall be true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

        (b)    Compliance. Buyer shall have complied in all material respects with, and shall have fully performed, the terms, conditions, covenants and obligations of this Agreement imposed thereon to be performed or complied with by Buyer at, or prior to, the Closing Date.

        (c)    Payment. Buyer shall have transmitted by wire transfer and Seller shall have received payment of the Purchase Price.

9.    CLOSING OBLIGATIONS.

    9.1    Buyer’s Closing Obligations. At the Closing, Buyer shall deliver to Seller each of the following:

        (a)    Payment of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) by wire transfer.

        (b)    The Assignment and Bill of Sale Agreement, in the form attached hereto as Exhibit 9.1 (b), signed by an authorized officer of Buyer on behalf of Buyer.

        (c)    The Intellectual Property Assignment Agreement, in the form attached hereto as Exhibit 9.1 (c), signed by an authorized officer of Buyer on behalf of Buyer.

    9.2    Seller’s Closing Obligations. At the Closing, Seller shall deliver to Buyer each of the following:

        (a)    The Purchased Assets in accordance with Section 1.3.
        (b)    The Assignment and Bill of Sale Agreement, in the form attached hereto as Exhibit 9.1 (b), signed by an authorized representative of Seller on behalf of Seller.

        (c)    The Intellectual Property Assignment Agreement, in the form attached hereto as Exhibit 9.1 (c), signed by an authorized representative of Seller on behalf of Seller.

        (d)    Evidence, in a form reasonably acceptable to Buyer, of the assignment and assumption agreements, filings, authorizations, consents, notices, and approvals required for the consummation of the transactions contemplated by this Agreement set forth on Exhibit 9.2(d), with Buyer having the responsibility to prepare and deliver to Seller or to file any such additional documents at Buyer’s expense.
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        (e)    A properly completed and duly executed IRS Form W-9 with respect to Seller.

        (f)    Such other documents and instruments as may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement and to carry out the obligations under this Agreement, with Buyer having the responsibility to prepare and deliver to Seller any such additional documents and instruments at Buyer’s expense.

10.    SURVIVAL OF WARRANTIES AND INDEMNIFICATION.

    10.1    Survival of Warranties. All representations and warranties made by Buyer and Seller herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall terminate effective as of the Closing.

    10.2    Indemnified Losses. For the purpose of this Section 10.2 and when used elsewhere in this agreement, “Loss” shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable attorneys’ fees and other legal costs and expenses relating thereto.

    10.3    No Indemnification by Seller. Seller is selling to Buyer the Purchased Assets defined in this Agreement on an “AS IS” and “WHERE IS” basis, with no representations or warranties as to merchantability, fitness or usability or in any other regard (except for the limited representations and warranties specifically set forth above), and Seller does not agree to defend, indemnify or hold harmless Buyer, any parent, subsidiary or affiliate of Buyer or any director, officer, employee, stockholder, agent or attorney of Buyer or of any parent, subsidiary or affiliate of Buyer from and against and in respect of any Loss which arises out of or results from the transactions described herein.
    10.4    No Indemnification By Buyer. Buyer does not agree to defend, indemnify or hold harmless Seller, any parent, subsidiary or affiliate of Seller, and any officers, directors, members, agents, managers, representatives, employees or attorneys of Seller or of any parent, subsidiary or affiliate of Seller from and against and in respect of any Loss which arises out of or results from the transaction described herein.

11.    MISCELLANEOUS.

    11.1    Expenses. Each of the parties hereto shall bear its own expenses (including without limitation attorneys’ fees) in connection with the negotiation and consummation of the transactions contemplated hereby.

    11.2    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered United States mail, postage prepaid, or sent by a nationally recognized overnight express courier and addressed as follows:
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        (a)    If to Seller:

Link (assignment for the benefit of creditors), LLC
3945 Freedom Circle, Suite 560
Santa Clara, California 95054
United States
Telephone: [***]
Facsimile: [***]
Email: [***]
    Attention: [***]

    With copy to:
LEVENE, NEALE, BENDER, YOO & GOLUBCHIK L.L.P.
2818 La Cienega Avenue
Los Angeles, California 90034
Telephone: [***]
Attention: [***]
Email: [***]

        (b)    If to Buyer:

Context Therapeutics Inc.
2001 Market Street, Suite 3915 Unit #15
Philadelphia, Pennsylvania 19103
Attention: [***]
Email: [***]

With copy to:

Faegre Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, Pennsylvania 19103
Attention: Walter J. Mostek
Email: [***]

    11.3    Entire Agreement. This Asset Purchase Agreement (including the Schedules), the Exhibits hereto (which are incorporated herein by reference), the Letter Agreement, and any agreements to be executed and delivered in connection herewith, together constitute the entire agreement and understanding between the parties and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement. This Agreement supersedes any prior offer, agreement or understanding between the parties with respect to the transactions contemplated hereby.

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    11.4    Amendment; Waiver. Any term or provision of this Agreement may be amended only by a writing signed by both Seller and Buyer. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

    11.5    No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

    11.6    Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures to this Agreement shall be as valid and binding as a signed original.

    11.7    Benefit and Burden. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by and against, the parties hereto and their respective successors and permitted assigns.

    11.8    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (excluding application of any choice of law doctrines that would make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law. All claims and disputes arising under or in connection with this Agreement, whether for or in respect of, breach of contract, tort, equity, or otherwise, shall be adjudicated exclusively in federal or state courts located in Santa Clara County, California, and each party waives its right to a trial by jury of any such claims or disputes.

    11.9    Severability. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

    11.10    Attorneys’ Fees. Should a suit or arbitration be brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable attorneys’ fees to be fixed in amount by the Court or the Arbitrator(s) (including without limitation costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

    11.11    Limitation of Liability. BUYER HEREBY RECOGNIZES, ACKNOWLEDGES AND AGREES THAT UNDER NO CIRCUMSTANCE MAY BUYER OR ANY OF ITS AFFILIATES ASSERT ANY CLAIM AGAINST OR SEEK ANY RECOVERY FROM ANY OFFICERS, DIRECTORS, MEMBERS, AGENTS, MANAGERS, REPRESENTATIVES OR EMPLOYEES OF SELLER OR ANY OF THE
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OFFICERS, DIRECTORS, MEMBERS, AGENTS, MANAGERS, REPRESENTATIVES OR EMPLOYEES OF ANY MEMBER OR AFFILIATE OF SELLER ON ACCOUNT OF ANY ACTION OR INACTION OR FOR ANY REASON WHATSOEVER RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF, ARISING OUT OF, OR IN ANY WAY RELATING TO ANY BREACH OF ANY REPRESENTATION, WARRANTY AGREEMENT OR COVENANT MADE BY OR TO BE PERFORMED BY SELLER UNDER THIS AGREEMENT.

    11.12    Limitation of Remedy in Favor of Buyer. BUYER HEREBY AGREES THAT ITS SOLE REMEDY RESULTING FROM ANY BREACH OF ANY REPRESENTATION(S) OR WARRANTY(IES) PROVIDED BY SELLER HEREIN IS TO ASSERT A GENERAL UNSECURED CLAIM AGAINST SELLER’S ASSIGNMENT ESTATE FOR DAMAGES INCURRED BY BUYER AS A RESULT OF SUCH BREACH, WITH ANY SUCH CLAIM, TO THE EXTENT AGREED TO BY SELLER OR ALLOWED BY A COURT OF LAW, TO BE TREATED IN THE SAME MANNER AS ALL OTHER GENERAL UNSECURED CLAIMS ASSERTED AGAINST SELLER’S ASSIGNMENT ESTATE. BUYER HEREBY FURTHER AGREES THAT UNDER NO CIRCUMSTANCE MAY ANY SUCH CLAIM(S) ASSERTED BY BUYER EXCEED, IN THE AGGREGATE, THE PURCHASE PRICE OR BE ASSERTED AFTER THE ASSIGNMENT ESTATE’S CLAIMS BAR DATE, WHICH IS MAY 7, 2024.

[Remainder of Page Intentionally Left Blank]

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    IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Asset Purchase Agreement by their duly authorized representatives as of the Effective Date.

SELLER:	BUYER:

Link (assignment for the benefit of	Context Therapeutics Inc.
creditors), LLC, solely as assignee for the
benefit of creditors of Link Immunotherapeutics, Inc.

By: /s/ Michael Maidy	By: /s/ Martin Lehr
Name: Michael Maidy	Name: Martin Lehr
Its: Manager	Its: Chief Executive Officer

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EXHIBIT 1

General Assignment

EXHIBIT 1.2

Purchased Assets

SCHEDULE 3.1

Assumed Liabilities

EXHIBIT 9.1 (b)

ASSIGNMENT AND BILL OF SALE AGREEMENT

EXHIBIT 9.1 (c)

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

EXHIBIT 9.2 (d)

Assignment Evidence